UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2024

TELESIS BIO INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40497	45-1216839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10431 Wateridge Circle Suite 150
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 228-4115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2024, Telesis Bio Inc. (the Company) received a notification letter (the Letter) from the Listing Qualifications Department (the Staff) of The Nasdaq Stock Market LLC (Nasdaq) notifying the Company that the Market Value of Publicly Held Shares (“MVPHS”) of its common stock had been below the minimum of $5,000,000 for more than the previous 30 consecutive business days. Nasdaq Listing Rule 5450(b)(1)(C) requires listed securities to maintain a minimum MVPHS of $5,000,000 (the Minimum MVPHS Requirement), and Nasdaq Listing Rules 5810(c)(3)(D) provides that a failure to meet the Minimum MVPHS Requirement exists if the deficiency continues for a period of 30 consecutive trading days.

The Letter has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq and, at this time, the Company’s common stock will continue to trade on Nasdaq under the symbol “TBIO.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days, or until December 3, 2024 (the Compliance Date), to regain compliance with the Minimum MVPHS Requirement. To regain compliance with the Minimum MVPHS Requirement, the MVPHS of the Company’s common stock must close at $5,000,000 or more for a minimum of ten consecutive business days prior to the Compliance Date, and the Company must otherwise satisfy The Nasdaq Global Select Market’s requirements for continued listing.

If the Company does not regain compliance with the Minimum MVPHS Requirement by the Compliance Date, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the Panel) pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

Alternatively, if the Company does not regain compliance with the Minimum MVPHS Requirement by the Compliance Date, the Company may transfer the listing of its common stock to The Nasdaq Capital Market, provided that the Company then meets the applicable requirements for continued listing on The Nasdaq Capital Market. To effect such a transfer, the Company would also need to pay an application fee to Nasdaq and submit an online transfer application.

The Company intends to monitor its MVPHS and may, if appropriate, consider implementing available options to regain compliance. There can be no assurance that the Company will be able to regain compliance with the Minimum MVPHS Requirement or maintain compliance with any other listing requirements, or satisfy the requirements necessary to transfer the listing of its common stock to the Nasdaq Capital Market.

As previously disclosed on a Current Report on Form 8-K filed on April 8, 2024, on April 3, 2024, the Company received a letter from the Staff notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5450(b)(1)(A) for continued listing on The Nasdaq Global Select Market, which requires companies listed on The Nasdaq Global Select Market to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing. The Company was granted a 180-day extension to regain compliance with this requirement, which expires on September 30, 2024. As of the date of this Current Report on Form 8-K, the Company remains out of compliance with Nasdaq Listing Rule 5450(b)(1)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telesis Bio Inc.

Date:	June 12, 2024	By:	/s/ Eric Esser
Eric Esser President and CEO